TRANSGLOBE ENERGY CORPORATION ANNOUNCES
DIRECTOR/PDMR SHAREHOLDINGS

AIM & TSX: “TGL” & NASDAQ: “TGA”

Calgary, Alberta, April 23, 2019 - TransGlobe Energy Corporation (“TransGlobe” or the “Company”) announces that on April 18, 2019, Robert Jennings, Susan MacKenzie, David Cook, Matt Brister, and Steven Sinclair all Independent Directors received Deferred Share Units (“DSUs”) as a result of the Company having declared a dividend:

Director	Number of DSUs granted	Price Granted ($Cdn)	Number of DSUs held following the transaction	% of Company's issued share capital held
Robert Jennings	3,112	$2.49	168,544	DSUs are settled in cash and have no effect on share capital
Susan MacKenzie	2,243	$2.49	121,509
David Cook	3,878	$2.49	210,052
Matt Brister	998	$2.49	54,045
Steven Sinclair	998	$2.49	54,045

As well the Company announces that on April 18, 2019, Randy Neely (President and Chief Executive Officer), Lloyd Herrick (Executive Vice President) and Edward Ok (Vice President Finance & CFO), all persons discharging managerial responsibilities with the Corporation, received Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”) as a result of the Company having declared a dividend. Also on April 18, 2019 Geoffrey Probert (Chief Operating Officer) a person discharging managerial responsibilities with the Corporation, received Performance Share Units (“PSUs”) as a result of the Company having declared a dividend.

Also on April 18, 2019 Ross Clarkson (Non-Independent Director) received Performance Share Units (“PSUs”) and Restricted Share Units (“RSUs”) as a result of the Company having declared a dividend. Prior to Mr. Clarkson’s retirement as CEO on December 31, 2018, he was a participant in the Company’s long term incentive plans and as such was the recipient of PSUs and RSUs.

PDMR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Randy Neely	President and Chief Executive Officer	PSU	7,881	$2.49	426,873
		RSU	419	$2.49	22,691
Lloyd Herrick	Executive Vice President	PSU	8,453	$2.49	457,861
		RSU	625	$2.49	33,864
Edward Ok	Vice President Finance and Chief Financial Officer	PSU	2,937	$2.49	159,103
		RSU	385	$2.49	20,872

PDMR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Geoffrey Probert	Vice President and Chief Operating Officer	PSU	1,446	$2.49	78,314

DIRECTOR	Position	Type	Quantity Awarded	Exercise Price/Price of Grant ($Cdn)	Number Held Following Grant
Ross Clarkson	Non-Independent Director	PSU	7,954	$2.49	430,813
		RSU	788	$2.49	42,707

The newly granted share units were granted in accordance with the Deferred Share Unit Plan, Performance Share Unit Plan and the Restricted Share Unit Plan of the Company. No shares will be issued upon exercise or vesting of any of the share units as the instruments are settled in cash. The DSUs will count towards the respective shareholdings requirements for directors as outlined in the Company’s compensation policy which is voted on by shareholders annually.

The notifications set out below are provided in accordance with the requirements of the EU Market Abuse Regulation.

Notification of a Transaction pursuant to Article 19(1) of Regulation (EU) No. 596/2014

1) Details of PDMR a) Name	Robert Jennings	Susan MacKenzie	David Cook
2) Reason for the notification a) Position / status	Director	Director	Director
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 3,112	Price: Cdn $2.49 Volume: 2,243	Price: Cdn $2.49 Volume: 3,878
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per DSU Volume: 3,112 DSUs	Price: $2.49 Cdn per DSU Volume: 2,243 DSUs	Price: $2.49 Cdn per DSU Volume: 3,878 DSUs
f) Date of the transaction	April 18, 2019	April 18, 2019	April 18, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Matt Brister	Steven Sinclair
2) Reason for the notification a) Position / status	Director	Director
b) Initial notification / amendment	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Deferred Share Units	Deferred Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of Deferred Share Units due to dividend	Grant of Deferred Share Units due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 998	Price: Cdn $2.49 Volume: 998
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per DSU Volume: 998 DSUs	Price: $2.49 Cdn per DSU Volume: 998 DSUs
f) Date of the transaction	April 18, 2019	April 18, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Performance Share Units	Performance Share Units	Performance Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of PSUs due to dividend	Grant of PSUs due to dividend	Grant of PSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 7,881	Price: Cdn $2.49 Volume: 8,453	Price: Cdn $2.49 Volume: 2,937
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per PSU Volume: 7,881 PSUs	Price: $2.49 Cdn per PSU Volume: 8,453 PSUs	Price: $2.49 Cdn per PSU Volume: 2,937 PSUs
f) Date of the transaction	April 18, 2019	April 18, 2019	April 18, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Geoffrey Probert	Ross Clarkson
2) Reason for the notification a) Position / status	Vice President and Chief Operating Officer	Non-Independent Director
b) Initial notification / amendment	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Performance Share Units	Performance Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of PSUs due to dividend	Grant of PSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 1,446	Price: Cdn $2.49 Volume: 7,954
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per PSU Volume: 1,446 PSUs	Price: $2.49 Cdn per PSU Volume: 7,954 PSUs
f) Date of the transaction	April 18, 2019	April 18, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Randy Neely	Lloyd Herrick	Edward Ok
2) Reason for the notification a) Position / status	President and Chief Executive Officer	Executive Vice President	Vice President Finance and Chief Financial Officer
b) Initial notification / amendment	Initial notification	Initial notification	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation	TransGlobe Energy Corporation	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units	Restricted Share Units	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of RSUs due to dividend	Grant of RSUs due to dividend	Grant of RSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 419	Price: Cdn $2.49 Volume: 625	Price: Cdn $2.49 Volume: 385
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per RSU Volume: 419 RSUs	Price: $2.49 Cdn per RSU Volume: 625 RSUs	Price: $2.49 Cdn per RSU Volume: 385 RSUs
f) Date of the transaction	April 18, 2019	April 18, 2019	April 18, 2019
g) Place of Transaction	Outside a trading venue	Outside a trading venue	Outside a trading venue

1) Details of PDMR a) Name	Ross Clarkson
2) Reason for the notification a) Position / status	Non-Independent Director
b) Initial notification / amendment	Initial notification
3) Details of the issuer a) Name	TransGlobe Energy Corporation
b) Legal Entity Identifier	549300QMNS6BDY8UUB03
4) Details of transaction a) Description of financial instrument	Restricted Share Units
b) Identification code	ISIN for TransGlobe Energy Corporation Ordinary Shares: CA8936621066
c) Nature of the transaction	Grant of RSUs due to dividend
d) Price(s) and volume(s)	Price: Cdn $2.49 Volume: 788
e) Aggregated information: i) Price ii) Volume	Price: $2.49 Cdn per RSU Volume: 788 RSUs
f) Date of the transaction	April 18, 2019
g) Place of Transaction	Outside a trading venue

About TransGlobe

TransGlobe Energy Corporation is a cash flow focused oil and gas exploration and development company whose current activities are concentrated in the Arab Republic of Egypt and Canada. TransGlobe’s common shares trade on the Toronto Stock Exchange and the AIM market of the London Stock Exchange under the symbol TGL and on the NASDAQ Exchange under the symbol TGA.

For further information, please contact: Investor Relations Telephone: +1 403.264.9888 Email: investor.relations@trans-globe.com Web site: http://www.trans-globe.com

TransGlobe Energy	Via FTI Consulting
Randy Neely, President and Chief Executive Officer
Eddie Ok, Chief Financial Officer

Canaccord Genuity (Nomad & Joint Broker)	44 0 20 7523 8000
Henry Fitzgerald-O'Connor
James Asensio

GMP First Energy (Joint Broker)	44 0 20 7448 0200
Jonathan Wright

FTI Consulting (Financial PR)	44 0 20 3727 1000
Ben Brewerton	transglobeenergy@fticonsulting.com
Genevieve Ryan